NEWS FOR IMMEDIATE RELEASE

July 23, 2013                                                                           For Further Information Contact:

Paul M. Limbert
President and Chief Executive Officer
or
Robert H. Young
Executive Vice President and Chief Financial Officer

(304) 234-9000
NASDAQ Symbol: WSBC
Website: www.wesbanco.com

WesBanco Announces Increased Earnings

Wheeling, WV… Paul M. Limbert, President and Chief Executive Officer of WesBanco, Inc. (NASDAQ Global Market: WSBC), a Wheeling, West Virginia based multi-state bank holding company, today announced an increase in earnings per share and related net income for the second quarter and first half of 2013.

Diluted earnings per share for the second quarter ending June 30, 2013 were up 28.9% to $0.58 as compared to $0.45 for the same period last year, while net income for the second quarter was $17.0 million compared to $12.0 million for the second quarter last year, representing an increase of 41.8%.  For the six month period ended June 30, 2013, diluted earnings per share totaled $1.13 as compared to $0.90 for the first half of last year, representing an increase of 25.6%, while net income for the 2013 six month period totaled $33.0 million compared to $24.0 million for 2012, representing an increase of 37.7%.

Year-to-date, without merger-related expenses, net income was $33.8 million vs. $24.0 million last year for the same period, representing an increase of 41.1%, and earnings per share were $1.16 (non-GAAP measure) vs. $0.90, an increase of 28.3%.  The increased net income improved the return on average assets to 1.10% from 0.87% in the first half of last year, and the return on average tangible equity (non-GAAP measure) increased to 16.88% from 13.75%.  Both of these ratios are well above peer group averages as compared to March 31, 2013.  First half results have been enhanced by the acquisition in late 2012 and integration in the first quarter of 2013 of the approximate $655 million, 13 branch Fidelity Bancorp, Inc., Pittsburgh, PA (“Fidelity”).

Mr. Limbert commented, “The 2013 first half financial results were very strong.  We are extremely pleased with our revenue growth in multiple areas of the Company. Many of the operating strategies which were implemented last year are beginning to produce additional revenues or have helped control expenses.  The addition of lending officers and other types of revenue producers are beginning to generate either additional loan volume or additional fee income.  Our ability to quickly integrate the Fidelity acquisition has allowed us to obtain necessary cost savings, while making the customer transition as smooth as possible.  All of our markets are showing improvements in loan volumes and outstandings, securities brokerage and wealth management revenues and secondary market mortgage activity.  Our team has performed very well this year and our shareholders are being rewarded by this performance.”

Financial Condition

Total assets at June 30, 2013 increased 10.1% or $558.6 million from June 30, 2012, due to the acquisition of Fidelity and an accelerated organic loan growth rate.  Portfolio loans increased $525.6 million or 16.0% from June 30, 2012, with $338.0 million from western Pennsylvania, which includes the Fidelity-acquired loans.  The remaining $187.6 million increase in net loan outstandings, a 6.1% growth rate year-over-year, came from other WesBanco markets as loan originations and resulting outstanding balances outpaced loan repayments. Total loans grew $117.6 million or 3.2% from March 31, 2013, as a result of a 9.8% growth in loan originations in the second quarter compared to the first quarter of 2013.  Total loan originations for the first six months were up 54% compared to the first six months of 2012.  Deposits increased $545.0 million or 12.4% from June 30, 2012, with $428.2 million from the western Pennsylvania region.  Total assets at June 30, 2013 were relatively unchanged compared to 2012 year-end, as loan growth was funded with securities maturities and other available liquidity sources.  Total loan originations were $448 million in the second quarter as compared to $408 million for the first quarter, a 10% increase, with both total loan commitments and the commercial loan pipeline higher at quarter-end over the prior quarter.

WesBanco has continued to maintain strong regulatory capital ratios.  At June 30, 2013, tier I leverage was 9.13%, tier I risk-based capital was 12.85%, and total risk-based capital was 14.08%, which were similar to year-end.  Both consolidated and bank-level regulatory capital ratios are well above the applicable “well-capitalized” standards promulgated by bank regulators, as well as the recently finalized BASEL III capital standards.  Total tangible equity to tangible assets (non-GAAP measure) was 7.01% at June 30, 2013, about the same as a year ago, and up from 6.77% at year-end, despite lower other comprehensive income (“OCI”) from lower securities valuations.  Strong earnings and improved total capital have enabled WesBanco to increase the current $0.19 quarterly dividend rate five times over the last two and a half years, cumulatively representing a 36% increase.

Credit Quality

Credit quality has continued to improve over the past year.  Total non-performing loans at June 30, 2013 were $62.3 million or 1.64% of total loans, which represents an 8.5% decrease from $68.1 million or 2.08% at June 30, 2012.  Criticized and classified loans decreased 28.8% over the last twelve months to $159.1 million at June 30, 2013 from $223.3 million last year.  Criticized and classified loans were 4.18% of total loans at June 30, 2013 compared to 6.82% as of June 30, 2012.

Net charge-offs for the second quarter of 2013 were $2.4 million, or 0.26% of average portfolio loans, and $5.5 million or 0.30% for the first half of the year, representing the lowest charge-off level in several years.  As a comparison, net charge-offs were $6.8 million or 0.84% for the second quarter of 2012, and $13.4 million or 0.83% for the first half of last year.  As a result of the improvement in all measures of credit quality, the provision for credit losses was $1.0 million for the second quarter of 2013, compared to $5.9 million for the same quarter in 2012, and $3.1 million year-to-date compared to $12.1 million last year.  The allowance for loan losses represented 1.33% of total portfolio loans at the end of the second quarter. If the acquired Fidelity loans (which were recorded at fair value at the date of acquisition) were excluded from the ratio, the allowance would approximate 1.41% of the adjusted loan total.

Net Interest Income

Net interest income increased $4.4 million or 10.7% in the second quarter of 2013 compared to the same quarter for 2012, due to an 8.8% increase in average earning assets, primarily through increased average loan balances, both organic and from the Fidelity acquisition.  Year-to-date, net interest income increased $8.7 million or 10.5% from last year.  In addition, the net interest margin increased to 3.56% in the second quarter of 2013, from 3.53% last year, through a decrease in rates paid on interest bearing liabilities in excess of the decrease in rates earned on assets.  This improvement in funding costs resulted from a 40.4% reduction in higher rate average FHLB and other borrowings, primarily through maturities, a 12.6% increase in total average deposits, of which 88.5% were lower cost demand, money market or savings accounts, and the lowering of rates for certain deposit types. Accretion of the purchase accounting adjustments for loans, CDs and borrowings acquired with the Fidelity merger also improved the net interest margin by 11 basis points year-to-date.

Non-Interest Income and Non-Interest Expense

Non-interest income for the quarter ended June 30, 2013 increased $1.8 million or 11.5% compared to 2012, and year-to-date it was up $4.0 million or 12.8%.  Trust fees increased 13.3% for the quarter and 9.2% year-to-date, as assets under management continued to increase from customer development initiatives and overall market improvements.  Total trust assets were up 9.8% year-over-year.  Net securities brokerage revenues increased 47.3% and 43.4%, respectively, for the quarter and year-to-date periods.  Net gains on sales of mortgage loans increased 63.0% year-to-date, and the six month period includes a $1.1 million bank-owned life insurance death benefit as part of a 61.3% increase in total BOLI income. Securities gains were lower for both the quarter and year-to-date periods due to reduced portfolio restructuring as compared to prior periods.

Non-interest expense increased $3.4 million or 9.5% for the second quarter compared to the second quarter of 2012, and $8.5 million or 11.8% for the first six months of 2013, partially due to Fidelity merger-related expenses of $1.2 million year-to-date and other normal expenses related to operating 13 additional branches. Expenses were the same as the first quarter of 2013, net of restructuring charges. Most of the back-office and other administrative savings targeted to be obtained from the merger have been accomplished by quarter-end. Salaries and wages increased 13.0% and 11.8% respectively for the quarter and year-to-date periods, due to routine annual adjustments to compensation, increased commissions on higher loan originations and brokerage revenue and an increase in full-time equivalent employees (“FTEs”) of 74, primarily from the Fidelity acquisition and temporary summer help.  Pre-merger, Fidelity had approximately 150 FTEs. Employee benefit expenses increased primarily from increased pension and employee health insurance costs.  As compared to the first quarter of 2013, most major expense categories were lower, particularly employee benefits and OREO expense.  The one exception was marketing expense as our bank-wide spring campaign commenced; however, for the first half of 2013 marketing expenses were consistent with the previous year.

Financial Results Conference Call

WesBanco, Inc. will host a conference call to discuss the Company's financial results for the second quarter of 2013 on Wednesday, July 24, 2013, at 11:00 a.m. E.D.T.  Callers wishing to participate should access the call by dialing (800) 860-2442 or +1 (412) 858-4600 for international callers.  The call may also be listened to live via Webcast through the "Investor Relations" section of the Company's Web site at www.wesbanco.com or by registering at http://www.videonewswire.com/event.asp?id=94827.  Access to the Webcast will begin approximately 15 minutes prior to the start of the call.

WesBanco is a multi-state bank holding company with total assets of approximately $6.1 billion, operating through 118 branch locations and 104 ATMs in West Virginia, Ohio, and Pennsylvania.  WesBanco’s banking subsidiary is WesBanco Bank, Inc., headquartered in Wheeling, West Virginia.  WesBanco also operates an insurance brokerage company, WesBanco Insurance Services, Inc., and a full service broker/dealer, WesBanco Securities, Inc.

Forward-looking Statements:
Forward-looking statements in this report relating to WesBanco’s plans, strategies, objectives, expectations, intentions and adequacy of resources, are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  The information contained in this report should be read in conjunction with WesBanco’s Form 10-K for the year ended December 31, 2012 and documents subsequently filed by WesBanco with the Securities and Exchange Commission (“SEC”), including WesBanco’s Form 10-Q for the quarter ended March 31, 2013, which are available at the SEC’s website, www.sec.gov or at WesBanco’s website, www.wesbanco.com.  Investors are cautioned that forward-looking statements, which are not historical fact, involve risks and uncertainties, including those detailed in WesBanco’s most recent Annual Report on Form 10-K filed with the SEC under “Risk Factors” in Part I, Item 1A.  Such statements are subject to important factors that could cause actual results to differ materially from those contemplated by such statements, including, without limitation, that the businesses of WesBanco and Fidelity may not be integrated successfully or such integration may take longer to accomplish than expected; the expected cost savings and any revenue synergies from the merger of WesBanco and Fidelity may not be fully realized within the expected timeframes; disruption from the merger of WesBanco and Fidelity may make it more difficult to maintain relationships with clients, associates, or suppliers; the effects of changing regional and national economic conditions; changes in interest rates, spreads on earning assets and interest-bearing liabilities, and associated interest rate sensitivity; sources of liquidity available to WesBanco and its related subsidiary operations; potential future credit losses and the credit risk of commercial, real estate, and consumer loan customers and their borrowing activities; actions of the Federal Reserve Board, the Federal Deposit Insurance Corporation, the SEC, the Financial Institution Regulatory Authority, the Municipal Securities Rulemaking Board, the Securities Investors Protection Corporation, and other regulatory bodies; potential legislative and federal and state regulatory actions and reform, including, without limitation, the impact of the implementation of the Dodd-Frank Act; adverse decisions of federal and state courts; fraud, scams and schemes of third parties; internet hacking; competitive conditions in the financial services industry; rapidly changing technology affecting financial services; marketability of debt instruments and corresponding impact on fair value adjustments; and/or other external developments materially impacting WesBanco’s operational and financial performance.  WesBanco does not assume any duty to update forward-looking statements.

WESBANCO, INC.
Consolidated Selected Financial Highlights						Page 4
(unaudited, dollars in thousands, except shares and per share amounts)

	For the Three Months Ended			For the Six Months Ended
STATEMENT OF INCOME	June 30,			June 30,
Interest and dividend income	2013	2012	% Change	2013	2012	% Change
Loans, including fees	$ 43,753	$ 40,957	6.83%	$ 88,029	$ 82,922	6.16%
Interest and dividends on securities:
Taxable	7,357	8,471	(13.15%)	14,790	17,061	(13.31%)
Tax-exempt	3,264	3,079	6.01%	6,392	6,158	3.80%
Total interest and dividends on securities	10,621	11,550	(8.04%)	21,182	23,219	(8.77%)
Other interest income	50	38	31.58%	106	85	24.71%
Total interest and dividend income	54,424	52,545	3.58%	109,317	106,226	2.91%
Interest expense
Interest bearing demand deposits	365	393	(7.12%)	666	734	(9.26%)
Money market deposits	338	493	(31.44%)	677	1,299	(47.88%)
Savings deposits	127	200	(36.50%)	268	495	(45.86%)
Certificates of deposit	5,881	6,621	(11.18%)	12,029	13,600	(11.55%)
Total interest expense on deposits	6,711	7,707	(12.92%)	13,640	16,128	(15.43%)
Federal Home Loan Bank borrowings	289	1,288	(77.56%)	609	2,665	(77.15%)
Other short-term borrowings	627	1,156	(45.76%)	1,249	2,334	(46.49%)
Junior subordinated debt owed to unconsolidated subsidiary trusts	808	854	(5.39%)	1,701	1,728	(1.56%)
Total interest expense	8,435	11,005	(23.35%)	17,199	22,855	(24.75%)
Net interest income	45,989	41,540	10.71%	92,118	83,371	10.49%
Provision for credit losses	1,021	5,903	(82.70%)	3,123	12,105	(74.20%)
Net interest income after provision for credit losses	44,968	35,637	26.18%	88,995	71,266	24.88%
Non-interest income
Trust fees	4,823	4,258	13.27%	9,840	9,011	9.20%
Service charges on deposits	4,462	4,218	5.78%	8,659	8,211	5.46%
Electronic banking fees	3,195	2,920	9.42%	6,062	5,683	6.67%
Net securities brokerage revenue	1,641	1,114	47.31%	3,138	2,189	43.35%
Bank-owned life insurance	880	874	0.69%	2,829	1,754	61.29%
Net gains on sales of mortgage loans	701	599	17.03%	1,413	867	62.98%
Net securities gains	686	1,294	(46.99%)	702	1,394	(49.64%)
Net gain/(loss) on other real estate owned and other assets	101	(282)	135.82%	55	(250)	122.00%
Other income	1,235	899	37.37%	2,522	2,356	7.05%
Total non-interest income	17,724	15,894	11.51%	35,220	31,215	12.83%
Non-interest expense
Salaries and wages	15,772	13,955	13.02%	31,599	28,270	11.78%
Employee benefits	5,813	4,920	18.15%	12,158	10,538	15.37%
Net occupancy	2,830	2,703	4.70%	6,022	5,479	9.91%
Equipment	2,802	2,144	30.69%	5,209	4,318	20.63%
Marketing	1,624	1,716	(5.36%)	2,429	2,487	(2.33%)
FDIC insurance	919	965	(4.77%)	1,890	2,011	(6.02%)
Amortization of intangible assets	561	524	7.06%	1,186	1,061	11.78%
Restructuring and merger-related expense	51	-	100.00%	1,229	-	100.00%
Other operating expenses	9,127	9,157	(0.33%)	18,524	17,585	5.34%
Total non-interest expense	39,499	36,084	9.46%	80,246	71,749	11.84%
Income before provision for income taxes	23,193	15,447	50.15%	43,969	30,732	43.07%
Provision for income taxes	6,176	3,449	79.07%	10,932	6,744	62.10%
Net Income	$ 17,017	$ 11,998	41.83%	$ 33,037	$ 23,988	37.72%

Taxable equivalent net interest income	$ 47,747	$ 43,197	10.53%	$ 95,560	$ 86,687	10.24%

Per common share data
Net income per common share - basic	$ 0.58	$ 0.45	28.89%	$ 1.13	$ 0.90	25.56%
Net income per common share - diluted	$ 0.58	$ 0.45	28.89%	$ 1.13	$ 0.90	25.56%
Dividends declared	$ 0.19	$ 0.17	11.76%	$ 0.38	$ 0.34	11.76%
Book value (period end)				$ 24.80	$ 24.34	1.89%
Tangible book value (period end) (1)				$ 13.79	$ 13.76	0.22%
Average common shares outstanding - basic	29,245,201	26,647,050	9.75%	29,288,355	26,637,537	9.95%
Average common shares outstanding - diluted	29,308,806	26,650,325	9.98%	29,288,018	26,640,879	9.94%
Period end common shares outstanding	29,282,412	26,664,644	9.82%	29,282,412	26,664,644	9.82%

(1) See non-GAAP financial measures for additional information relating to the calculation of this item.

WESBANCO, INC.
Consolidated Selected Financial Highlights						Page 5
(unaudited, dollars in thousands)

Selected ratios
	For the Six Months Ended
	June 30,
	2013	2012	% Change

Return on average assets	1.10%	0.87%	26.44%
Return on average equity	9.16	7.50	22.13
Return on average tangible equity (1)	16.88	13.75	22.76
Yield on earning assets (2)	4.25	4.48	(5.13)
Cost of interest bearing liabilities	0.79	1.11	(28.83)
Net interest spread (2)	3.46	3.37	2.67
Net interest margin (2)	3.60	3.55	1.41
Efficiency (1) (2)	60.42	60.85	(0.71)
Average loans to average deposits	74.57	73.62	1.29
Annualized net loan charge-offs/average loans	0.30	0.83	(63.86)
Effective income tax rate	24.86	21.95	13.26

	For the Quarter Ended
	June 30,	Mar. 31,	Dec. 31,	Sept. 30,	June 30,
	2013	2013	2012	2012	2012

Return on average assets	1.12%	1.07%	0.87%	0.92%	0.87%
Return on average equity	9.33	9.00	7.36	7.83	7.45
Return on average tangible equity (1)	17.04	16.72	13.16	14.09	13.57
Yield on earning assets (2)	4.20	4.31	4.27	4.37	4.43
Cost of interest bearing liabilities	0.77	0.81	0.93	1.03	1.07
Net interest spread (2)	3.43	3.50	3.34	3.34	3.36
Net interest margin (2)	3.56	3.64	3.50	3.51	3.53
Efficiency (1) (2)	60.25	60.59	62.67	59.45	61.06
Average loans to average deposits	75.27	73.86	74.40	74.95	73.35
Annualized net loan charge-offs/average loans	0.26	0.34	0.47	0.54	0.84
Effective income tax rate	26.63	22.88	21.09	21.16	22.33
Trust assets, market value at period end	$ 3,440,666	$ 3,451,124	$ 3,238,556	$ 3,236,618	$ 3,133,741

(1) See non-GAAP financial measures for additional information relating to the calculation of this item.
(2) The yield on earning assets, net interest margin, net interest spread and efficiency ratios are presented on a fully taxable-equivalent (FTE) and annualized basis. The FTE basis adjusts for the tax benefit of income on certain tax-exempt loans and investments. WesBanco believes this measure to be the preferred industry measurement of net interest income and provides a relevant comparison between taxable and non-taxable amounts.

WESBANCO, INC.
Consolidated Selected Financial Highlights					Page 6
(unaudited, dollars in thousands, except shares)					% Change
Balance sheets	June 30,			December 31,	December 31, 2012
Assets	2013	2012	% Change	2012	to June 30, 2013
Cash and due from banks	$ 69,645	$ 99,930	(30.31)%	$ 91,716	(24.06)%
Due from banks - interest bearing	8,425	2,885	192.03	33,889	(75.14)
Securities:
Available-for-sale, at fair value	971,178	1,023,124	(5.08)	1,021,244	(4.90)
Held-to-maturity (fair values of $615,203; $607,032 and $639,273, respectively)	608,761	572,671	6.30	602,509	1.04
Total securities	1,579,939	1,595,795	(0.99)	1,623,753	(2.70)
Loans held for sale	14,517	7,305	98.73	21,903	(33.72)
Portfolio loans:
Commercial real estate	1,881,083	1,695,045	10.98	1,858,345	1.22
Commercial and industrial	542,071	420,689	28.85	478,025	13.40
Residential real estate	831,362	662,556	25.48	793,702	4.74
Home equity	280,368	250,988	11.71	277,226	1.13
Consumer	266,498	246,552	8.09	280,464	(4.98)
Total portfolio loans, net of unearned income	3,801,382	3,275,830	16.04	3,687,762	3.08
Allowance for loan losses	(50,381)	(53,610)	6.02	(52,699)	4.40
Net portfolio loans	3,751,001	3,222,220	16.41	3,635,063	3.19
Premises and equipment, net	91,894	80,668	13.92	88,866	3.41
Accrued interest receivable	19,248	18,233	5.57	19,354	(0.55)
Goodwill and other intangible assets, net	322,478	282,088	14.32	324,465	(0.61)
Bank-owned life insurance	119,546	111,829	6.90	119,671	(0.10)
Other assets	107,318	104,452	2.74	120,037	(10.60)
Total Assets	$ 6,084,011	$ 5,525,405	10.11%	$ 6,078,717	0.09%

Liabilities
Deposits:
Non-interest bearing demand	$ 901,559	$ 759,779	18.66%	$ 874,923	3.04%
Interest bearing demand	840,263	728,521	15.34	831,368	1.07
Money market	845,294	753,964	12.11	847,805	(0.30)
Savings deposits	775,248	646,385	19.94	740,568	4.68
Certificates of deposit	1,576,391	1,505,133	4.73	1,649,620	(4.44)
Total deposits	4,938,755	4,393,782	12.40	4,944,284	(0.11)
Federal Home Loan Bank borrowings	60,344	141,877	(57.47)	111,187	(45.73)
Other short-term borrowings	200,538	191,275	4.84	142,971	40.26
Junior subordinated debt owed to unconsolidated subsidiary trusts	106,118	106,083	0.03	113,832	(6.78)
Total borrowings	367,000	439,235	(16.45)	367,990	(0.27)
Accrued interest payable	3,516	4,741	(25.84)	3,856	(8.82)
Other liabilities	48,508	38,535	25.88	48,403	0.22
Total Liabilities	5,357,779	4,876,293	9.87	5,364,533	(0.13)

Shareholders' Equity
Preferred stock, no par value; 1,000,000 shares authorized;
none outstanding	-	-	-	-	-
Common stock, $2.0833 par value; 50,000,000 shares authorized;
29,282,412 shares; 26,667,739 shares and 29,214,660 shares issued, respectively;
29,282,412 shares; 26,664,644 shares and 29,214,660 shares outstanding, respectively	61,005	55,558	9.80	60,863	0.23
Capital surplus	242,640	191,926	26.42	241,672	0.40
Retained earnings	441,168	403,746	9.27	419,246	5.23
Treasury stock (0; 3,095 and 0 shares - at cost,
respectively)	-	(61)	(100.00)	-	-
Accumulated other comprehensive income (loss)	(17,329)	(843)	(1,955.63)	(6,365)	(172.25)
Deferred benefits for directors	(1,252)	(1,214)	(3.13)	(1,232)	(1.62)
Total Shareholders' Equity	726,232	649,112	11.88	714,184	1.69
Total Liabilities and Shareholders' Equity	$ 6,084,011	$ 5,525,405	10.11%	$ 6,078,717	0.09%

WESBANCO, INC.
Consolidated Selected Financial Highlights			Page 7
(unaudited, dollars in thousands, except shares)
Balance sheets	June 30,	March 31,
Assets	2013	2013	% Change
Cash and due from banks	$ 69,645	$ 121,692	(42.77)%
Due from banks - interest bearing	8,425	56,571	(85.11)
Securities:
Available-for-sale, at fair value	971,178	993,270	(2.22)
Held-to-maturity (fair values of $615,203 and $624,627, respectively)	608,761	592,033	2.83
Total securities	1,579,939	1,585,303	(0.34)
Loans held for sale	14,517	14,299	1.52
Portfolio Loans:
Commercial real estate	1,881,083	1,831,754	2.69
Commercial and industrial	542,071	495,748	9.34
Residential real estate	831,362	808,528	2.82
Home equity	280,368	278,812	0.56
Consumer	266,498	268,959	(0.92)
Total portfolio loans, net of unearned income	3,801,382	3,683,801	3.19
Allowance for loan losses	(50,381)	(51,664)	2.48
Net portfolio loans	3,751,001	3,632,137	3.27
Premises and equipment, net	91,894	90,879	1.12
Accrued interest receivable	19,248	19,909	(3.32)
Goodwill and other intangible assets, net	322,478	323,003	(0.16)
Bank-owned life insurance	119,546	118,666	0.74
Other assets	107,318	122,989	(12.74)
Total Assets	$ 6,084,011	$ 6,085,448	(0.02)%

Liabilities
Deposits:
Non-interest bearing demand	$ 901,559	$ 888,109	1.51%
Interest bearing demand	840,263	870,067	(3.43)
Money market	845,294	849,401	(0.48)
Savings deposits	775,248	766,265	1.17
Certificates of deposit	1,576,391	1,632,360	(3.43)
Total deposits	4,938,755	5,006,202	(1.35)
Federal Home Loan Bank borrowings	60,344	60,767	(0.70)
Other short-term borrowings	200,538	128,372	56.22
Junior subordinated debt owed to unconsolidated subsidiary trusts	106,118	106,109	0.01
Total borrowings	367,000	295,248	24.30
Accrued interest payable	3,516	3,620	(2.87)
Other liabilities	48,508	55,969	(13.33)
Total liabilities	5,357,779	5,361,039	(0.06)

Shareholders' Equity
Preferred stock, no par value; 1,000,000 shares authorized;
none outstanding	-	-	-
Common stock, $2.0833 par value; 50,000,000 shares authorized;
29,282,412 shares and 29,214,018 shares issued, respectively;
29,282,412 and 29,214,018 shares outstanding, respectively	61,005	60,862	0.23
Capital surplus	242,640	241,880	0.31
Retained earnings	441,168	429,715	2.67
Treasury stock ( 0 and 0 shares - at cost)	-	-	-
Accumulated other comprehensive income (loss)	(17,329)	(6,806)	(154.61)
Deferred benefits for directors	(1,252)	(1,242)	(0.81)
Total Shareholders' Equity	726,232	724,409	0.25
Total Liabilities and Shareholders' Equity	$ 6,084,011	$ 6,085,448	(0.02)%

WESBANCO, INC.
Consolidated Selected Financial Highlights								Page 8
(unaudited, dollars in thousands)
Average balance sheet and
net interest margin analysis	Three Months Ended June 30,				Six Months Ended June 30,
	2013		2012		2013		2012
	Average	Average	Average	Average	Average	Average	Average	Average
Assets	Balance	Rate	Balance	Rate	Balance	Rate	Balance	Rate
Due from banks - interest bearing	$ 22,520	0.41%	$ 17,382	0.39%	$ 44,450	0.22%	$ 30,885	0.25%
Loans, net of unearned income (1)	3,747,533	4.68%	3,248,090	5.07%	3,706,310	4.79%	3,249,863	5.13%
Securities: (2)
Taxable	1,201,552	2.45%	1,311,223	2.58%	1,200,634	2.46%	1,290,239	2.64%
Tax-exempt (3)	381,416	5.27%	317,197	5.97%	370,033	5.32%	313,907	6.04%
Total securities	1,582,968	3.13%	1,628,420	3.24%	1,570,667	3.14%	1,604,146	3.31%
Other earning assets	15,197	0.71%	20,538	0.41%	17,855	0.66%	21,229	0.44%
Total earning assets (3)	5,368,218	4.20%	4,914,430	4.43%	5,339,282	4.25%	4,906,123	4.48%
Other assets	704,179		643,895		729,240		647,620
Total Assets	$ 6,072,397		$ 5,558,325		$ 6,068,522		$ 5,553,743

Liabilities and Shareholders' Equity
Interest bearing demand deposits	$ 861,676	0.17%	$ 746,891	0.21%	$ 854,127	0.16%	$ 727,136	0.20%
Money market accounts	848,635	0.16%	771,905	0.26%	847,201	0.16%	778,561	0.34%
Savings deposits	775,605	0.07%	639,539	0.13%	763,087	0.07%	626,043	0.16%
Certificates of deposit	1,602,726	1.47%	1,532,781	1.74%	1,623,775	1.49%	1,560,067	1.75%
Total interest bearing deposits	4,088,642	0.66%	3,691,116	0.84%	4,088,190	0.67%	3,691,807	0.88%
Federal Home Loan Bank borrowings	60,559	1.91%	144,924	3.57%	67,958	1.81%	154,497	3.47%
Other borrowings	142,724	1.76%	192,097	2.42%	141,195	1.78%	196,164	2.39%
Junior subordinated debt	106,114	3.05%	106,079	3.24%	109,228	3.14%	106,074	3.28%
Total interest bearing liabilities	4,398,039	0.77%	4,134,216	1.07%	4,406,571	0.79%	4,148,542	1.11%
Non-interest bearing demand deposits	890,295		737,143		882,231		722,857
Other liabilities	52,128		38,952		52,620		38,747
Shareholders' equity	731,935		648,014		727,100		643,597
Total Liabilities and Shareholders' Equity	$ 6,072,397		$ 5,558,325		$ 6,068,522		$ 5,553,743
Taxable equivalent net interest spread		3.43%		3.36%		3.46%		3.37%
Taxable equivalent net interest margin		3.56%		3.53%		3.60%		3.55%

(1) Gross of allowance for loan losses and net of unearned income. Includes non-accrual and loans held for sale.
Loan fees included in interest income on loans are $1.0 million and $1.0 million for the three months ended June 30, 2013 and 2012, and $2.0 million and $2.0 million for the six months ended June 30, 2013 and 2012, respectively.
Additionally, loan accretion included in interest income on acquired Fidelity loans was $0.6 million for the three months ended June 30, 2013 and $1.9 million for the six months ended June 30, 2013, while accretion on acquired Fidelity interest bearing liabilities was $0.5 million for the three months ended June 30, 2013 and $1.0 million for the six months ended June 30, 2013.
(2) Average yields on available-for sale securities are calculated based on amortized cost.
(3) Taxable equivalent basis is calculated on tax-exempt securities using a rate of 35% for each period presented.

WESBANCO, INC.
Consolidated Selected Financial Highlights					Page 9
(unaudited, dollars in thousands, except shares and per share amounts)
	Quarter Ended
Statement of Income	June 30,	Mar. 31,	Dec. 31,	Sep. 30,	June 30,
Interest income	2013	2013	2012	2012	2012
Loans, including fees	$ 43,753	$ 44,276	$ 42,311	$ 41,423	$ 40,957
Interest and dividends on securities:
Taxable	7,357	7,433	7,677	7,722	8,471
Tax-exempt	3,264	3,127	3,129	3,113	3,079
Total interest and dividends on securities	10,621	10,560	10,806	10,835	11,550
Other interest income	50	56	55	30	38
Total interest and dividend income	54,424	54,892	53,172	52,288	52,545
Interest expense
Interest bearing demand deposits	365	301	395	397	393
Money market deposits	338	339	397	487	493
Savings deposits	127	141	168	202	200
Certificates of deposit	5,881	6,148	6,321	6,450	6,621
Total interest expense on deposits	6,711	6,929	7,281	7,536	7,707
Federal Home Loan Bank borrowings	289	319	789	1,020	1,288
Other short-term borrowings	627	623	976	1,169	1,156
Junior subordinated debt owed to unconsolidated subsidiary trusts	808	893	840	869	854
Total interest expense	8,435	8,764	9,886	10,594	11,005
Net interest income	45,989	46,128	43,286	41,694	41,540
Provision for credit losses	1,021	2,102	3,272	4,497	5,903
Net interest income after provision for credit losses	44,968	44,026	40,014	37,197	35,637
Non-interest income
Trust fees	4,823	5,018	4,655	4,379	4,258
Service charges on deposits	4,462	4,197	4,565	4,362	4,218
Electronic banking fees	3,195	2,866	2,807	2,846	2,920
Net securities brokerage revenue	1,641	1,497	1,284	1,131	1,114
Bank-owned life insurance	880	1,949	870	891	874
Net gains on sales of mortgage loans	701	712	1,015	993	599
Net securities gains	686	16	752	316	1,294
Net gain/(loss) on other real estate owned and other assets	101	(46)	(7)	(48)	(282)
Other income	1,235	1,287	1,656	1,092	899
Total non-interest income	17,724	17,496	17,597	15,962	15,894
Non-interest expense
Salaries and wages	15,772	15,826	15,885	14,758	13,955
Employee benefits	5,813	6,345	5,924	5,000	4,920
Net occupancy	2,830	3,192	2,771	2,654	2,703
Equipment	2,802	2,407	2,604	2,300	2,144
Marketing	1,624	805	953	795	1,716
FDIC insurance	919	971	937	951	965
Amortization of intangible assets	561	625	570	519	524
Restructuring and merger-related expense	51	1,178	2,370	1,518	-
Other operating expenses	9,127	9,398	9,567	8,295	9,157
Total non-interest expense	39,499	40,747	41,581	36,790	36,084
Income before provision for income taxes	23,193	20,775	16,030	16,369	15,447
Provision for income taxes	6,176	4,754	3,380	3,463	3,449
Net Income	$ 17,017	$ 16,021	$ 12,650	$ 12,906	$ 11,998

Taxable equivalent net interest income	$ 47,747	$ 47,812	$ 44,971	$ 43,370	$ 43,197

Per common share data
Net income per common share - basic	$ 0.58	$ 0.55	$ 0.46	$ 0.48	$ 0.45
Net income per common share - diluted	$ 0.58	$ 0.55	$ 0.46	$ 0.48	$ 0.45
Dividends declared	$ 0.19	$ 0.19	$ 0.18	$ 0.18	$ 0.17
Book value (period end)	$ 24.80	$ 24.80	$ 24.45	$ 24.73	$ 24.34
Tangible book value (period end) (1)	$ 13.79	$ 13.74	$ 13.34	$ 14.17	$ 13.76
Average common shares outstanding - basic	29,245,201	29,211,321	27,523,958	26,664,882	26,647,050
Average common shares outstanding - diluted	29,308,806	29,268,483	27,549,655	26,672,849	26,650,325
Period end common shares outstanding	29,282,412	29,214,018	29,214,660	26,665,519	26,664,644
Full time equivalent employees	1,478	1,448	1,507	1,366	1,404

(1) See non-GAAP financial measures for additional information relating to the calculation of this item.

WESBANCO, INC.
Consolidated Selected Financial Highlights									Page 10
(unaudited, dollars in thousands)
	Quarter Ended
	June 30,		Mar. 31,		Dec. 31,		Sept. 30,		June 30,
Asset quality data	2013		2013		2012		2012		2012
Non-performing assets:
Troubled debt restructurings - accruing	$ 19,269		$ 20,420		$ 24,281		$ 24,858		$ 28,165
Non-accrual loans:
Troubled debt restructurings	15,655		17,106		15,001		9,449		11,159
Other non-accrual loans	27,414		25,620		24,371		24,841		28,793
Total non-accrual loans	43,069		42,726		39,372		34,290		39,952
Total non-performing loans	62,338		63,146		63,653		59,148		68,117
Other real estate and repossessed assets	5,007		5,147		5,988		3,951		3,918
Total non-performing assets	$ 67,345		$ 68,293		$ 69,641		$ 63,099		$ 72,035

Past due loans (1):
Loans past due 30-89 days	$ 15,792		$ 14,507		$ 22,543		$ 17,332		$ 15,117
Loans past due 90 days or more	3,594		4,345		5,294		3,560		3,639
Total past due loans	$ 19,386		$ 18,852		$ 27,837		$ 20,892		$ 18,756

Criticized and classified loans (2):
Criticized loans	$ 78,457		$ 84,146		$ 86,777		$ 102,792		$ 122,854
Classified loans	80,621		83,988		85,960		94,613		100,436
Total criticized and classified loans	$ 159,078		$ 168,134		$ 172,737		$ 197,405		$ 223,290

Loans past due 30-89 days / total loans	0.42%		0.39%		0.61%		0.52%		0.46%
Loans past due 90 days or more / total loans	0.09		0.12		0.14		0.11		0.11
Non-performing loans / total loans	1.64		1.71		1.73		1.76		2.08
Non-performing assets/total loans, other
real estate and repossessed assets	1.77		1.85		1.89		1.88		2.20
Criticized and classified loans / total loans	4.18		4.56		4.68		5.89		6.82

Allowance for loan losses
Allowance for loan losses	$ 50,381		$ 51,664		$ 52,699		$ 53,476		$ 53,610
Provision for credit losses	1,021		2,102		3,272		4,497		5,903
Net loan and deposit account overdraft charge-offs	2,433		3,032		4,124		4,566		6,805

Annualized net loan charge-offs /average loans	0.26%		0.34%		0.47%		0.54%		0.84%
Allowance for loan losses / portfolio loans	1.33%		1.40%		1.43%		1.59%		1.64%
Allowance for loan losses / non-performing loans	0.81	x	0.82	x	0.83	x	0.90	x	0.79	x
Allowance for loan losses / non-performing loans and
loans past due	0.62	x	0.63	x	0.59	x	0.67	x	0.62	x

	Quarter Ended
	June 30,		Mar. 31,		Dec. 31,		Sept. 30,		June 30,
	2013		2013		2012		2012		2012
Capital ratios
Tier I leverage capital	9.13%		8.92%		9.34%		9.11%		8.94%
Tier I risk-based capital	12.85		12.88		12.82		13.20		13.11
Total risk-based capital	14.08		14.13		14.07		14.45		14.37
Average shareholders' equity to average assets	12.05		11.91		11.87		11.80		11.66
Tangible equity to tangible assets (3)	7.01		6.97		6.77		7.13		7.00

(1) Excludes non-performing loans.
(2) Criticized and classified loans may include loans that are also reported as non-performing or past due.
(3) See non-GAAP financial measures for additional information relating to the calculation of this ratio.

NON-GAAP FINANCIAL MEASURES					Page 11
The following non-GAAP financial measures used by WesBanco provide information useful to investors in understanding WesBanco’s operating performance and trends, and facilitate comparisons with the performance of WesBanco’s peers. The following tables summarize the non-GAAP financial measures derived from amounts reported in WesBanco’s financial statements.

	Three Months Ended					Year to Date
	June 30,	Mar. 31,	Dec. 31,	Sept. 30,	June 30,	June 30,
(unaudited, dollars in thousands, except shares and per share amounts)	2013	2013	2012	2012	2012	2013	2012
Return on average tangible equity:
Net income (annualized)	$ 68,256	$ 64,974	$ 50,325	$ 51,345	$ 48,255	$ 66,622	$ 48,239
Plus: amortization of intangibles (annualized) (1)	1,464	1,647	1,473	1,342	1,370	1,555	1,387
Net income before amortization of intangibles (annualized)	69,720	66,621	51,798	52,687	49,625	68,177	49,626

Average total shareholders' equity	731,935	722,211	683,694	655,666	648,014	727,100	643,597
Less: average goodwill and other intangibles	(322,717)	(323,662)	(290,054)	(281,820)	(282,339)	(323,187)	(282,594)
Average tangible equity	409,218	398,548	393,640	373,846	365,676	403,913	361,003

Return on average tangible equity	17.04%	16.72%	13.16%	14.09%	13.57%	16.88%	13.75%

Net Income, excluding restructuring and merger-related expenses per diluted share:
Net income	$ 17,017	$ 16,021	$ 12,650	$ 12,906	$ 11,998	$ 33,037	$ 23,988
Add: Restructuring and merger-related expenses, net of tax (1)	33	766	1,541	987	-	799	-
Net income, excluding restructuring and merger-related expenses	$ 17,050	$ 16,787	$ 14,191	$ 13,893	$ 11,998	$ 33,836	$ 23,988

Average common shares outstanding - diluted	29,308,806	29,268,483	27,549,655	26,672,849	26,650,325	29,288,018	26,640,879

Net income, excluding restructuring and merger-related expense per diluted share	$ 0.58	$ 0.57	$ 0.52	$ 0.52	$ 0.45	$ 1.16	$ 0.90

	Period End
	June 30,	Mar. 31,	Dec. 31,	Sept. 30,	June 30,
	2013	2013	2012	2012	2012
Tangible book value:
Total shareholders' equity	$ 726,232	$ 724,409	$ 714,184	$ 659,322	$ 649,112
Less: goodwill and other intangible assets	(322,478)	(323,003)	(324,465)	(281,570)	(282,088)
Tangible equity	403,754	401,406	389,719	377,752	367,024

Common shares outstanding	29,282,412	29,214,018	29,214,660	26,665,519	26,664,644

Tangible book value	$ 13.79	$ 13.74	$ 13.34	$ 14.17	$ 13.76

Tangible equity to tangible assets:
Total shareholders' equity	$ 726,232	$ 724,409	$ 714,184	$ 659,322	$ 649,112
Less: goodwill and other intangible assets	(322,478)	(323,003)	(324,465)	(281,570)	(282,088)
Tangible equity	403,754	401,406	389,719	377,752	367,024

Total assets	6,084,011	6,085,448	6,078,717	5,576,959	5,525,405
Less: goodwill and other intangible assets	(322,478)	(323,003)	(324,465)	(281,570)	(282,088)
Tangible assets	5,761,533	5,762,445	5,754,252	5,295,389	5,243,317

Tangible equity to tangible assets	7.01%	6.97%	6.77%	7.13%	7.00%

Efficiency ratio:
Efficiency ratio is calculated by dividing non-interest expense less restructuring and merger related expenses by the sum of net interest income on a fully taxable equivalent basis plus non-interest income.

(1) Tax effected at 35%.